UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (October 18, 2018) October 22, 2018

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1665 Scenic Avenue, Suite 250, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 6, 2018, TTM Technologies, Inc. (the “TTM”) announced that the board of directors appointed Chantel E. Lenard as a Class I director with a term expiring in 2019, to be effective upon approval from the United States Defense Security Service (“DSS”), pursuant to the Special Security Agreement between TTM Technologies, Inc. and DSS. On October 18, 2018 the Company was notified that DSS had approved Ms. Lenard’s appointment. Therefore her appointment to the board is effective immediately. Ms. Lenard’s appointment increases the size of TTM’s Board to 10 directors, eight of whom are independent under Nasdaq rules.

In accordance with our previously disclosed director compensation program, Ms. Lenard will receive a retainer of $37,819 plus $66,740 in restricted stock unit awards for the period beginning October 18, 2018 through the Company’s next Annual Meeting of Shareholders. Ms. Lenard was also granted stock options to purchase 20,000 shares of TTM’s common stock at a per share exercise price to be determined by the closing stock price on October 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: October 22, 2018	By:	/s/ Daniel J. Weber
Senior Vice President, General Counsel & Secretary

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